Exhibit 5(a)
Member Company
ANNUITY INVESTORS LIFE INSURANCE COMPANY®
Administrative Address: P.O. Box 5423, Cincinnati, Ohio 45201-5423 Phone: (800) 789-6771
ORDER TICKET FOR GROUP
FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

1) OWNER INFORMATION

PROPOSED CONTRACT OWNER:

MAILING ADDRESS:

BILLING CONTACT:

Telephone Number:	( )	Fax Number:	( )

Mail Billing Statement to (If other than above):		Third Party Administrator (If Applicable):
Name:		Firm:

Address:		Address:

City, State Zip:		City, State Zip:

Contact:

Telephone No.: ( )

2) PRODUCT INFORMATION
The Application is for investment in the following AILIC contract: [                                          ]
3) PLAN INFORMATION

Plan Name:	Plan Year End:	Month	Day

Tax ID Number:	Plan Number (if applicable): ☐ ☐ ☐

Plan Type:	☐ 401(k) ☐ TSA 403(b) ☐ Governmental 457 ☐ Non-Qualified
☐ Other (Specify)

Plan Administrator/Trustee:	Telephone No.: ( )

4) SPECIAL REQUESTS

5)	ACKNOWLEDGEMENT AND CONSENT TO DELIVERY IN ELECTRONIC MEDIA
                                       & nbsp; By initialing here, you acknowledge receipt of the applicable variable annuity prospectus and prospectuses of the applicable underlying portfolio companies and consent to the delivery of any prospectus, supplement thereto, statement of additional information or other information required to be furnished to contract owners in electronic format where available. Electronically formatted documents will be in Portable Document Format (PDF) at the Annuity Investors Life Insurance® web site, www.GAFRI.com. Adobe Acrobat® Reader software is needed to view and print PDF files, and can be downloaded free of charge at www.adobe.com. Current versions of these documents will be made continuously available, and notice of material amendments will be mailed to your address of record via U.S. Mail. You may incur costs for using your Internet Service Provider, but there is no charge to access the GAFRI web site. Contact Annuity Investors Life® any time at (800) 789-6771 to update Owner or Plan information, to receive without charge a paper copy of any document delivered in electronic form or to revoke your consent to delivery in electronic media.

6)	AGREEMENT
Application is hereby made for a Group Flexible Premium Deferred Variable Annuity Contract. The Owner acknowledges that Annuity Investors Life Insurance Company® will provide the investment vehicle for, but will not be responsible for the administration of the plan. The Owner hereby agrees that the Contract shall not take effect and be in force unless and until the first premium is received by the Company. The Owner has read and understands this entire application.
THE OWNER UNDERSTAND THAT ALL VALUES, INCLUDING THE DEATH BENEFIT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.
The information provided herein is true, correct, and complete to the best of the Owner’s knowledge and belief.

Signed at:	, on			.
City, State	Date

Signature for Owner:		Title:

Signature of Agent/Registered Representative			Date:

AILIC Agent Number:
FOR HOME OFFICE USE ONLY:

2